                                 EXHIBIT 3(B)

                               BYLAWS OF BANCORP

                                    BYLAWS
                                      OF
                         HARBOR FLORIDA BANCORP, INC.


                                   ARTICLE I
                                     Name

     SECTION 1.  Annual Meeting of Stockholders.

          (a) The annual meeting of stockholders of the Corporation, for the purpose of electing Directors and of transacting such other business as may properly come before the meeting, shall be held on such date, at such place and such time as shall be designated by the Board of Directors.

          (b) To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(iii) otherwise properly brought before the meeting by a stockholder.

          (c) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation, not later than 120 days prior to the anniversary date of the immediately preceding annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the Stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

          (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article I, provided, however, that nothing in this
Article I shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

          (e) The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 2.  Special Meetings of Stockholders.

     Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose may be called only by a majority of the entire Board of Directors.

     SECTION 3.  Notice of Meeting.

     The Secretary shall cause written notice of the time, place and purposes of each meeting to be mailed, or delivered personally, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at the meeting.

     Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 4.  Quorum.

     At any meeting of stockholders the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless a greater or lesser quorum shall be provided by law or by the Certificate of Incorporation and in such case the representation of the number so required shall constitute a quorum. The stockholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

     Whether or not a quorum is present, the meeting may be adjourned from time to time by a vote of the shares present. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting if held at the time specified in the notice thereof.

     SECTION 5.  Organization.

     The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, Senior Vice President or Vice President as the Chairman of the Board of Directors may designate, shall act as Chairman of meetings of the stockholders. The Board of Directors or the stockholders may appoint any stockholder to act as Chairman of any meeting in the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, Senior Vice President or Vice President.

     The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders; but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

     SECTION 6.  Voting.

     Each holder of Common Stock and any series of Preferred Stock having voting rights shall be entitled to one vote for each share of Common Stock or such Preferred Stock held of record on all matters on which stockholders generally are entitled to vote.

     Directors shall be elected by ballot and upon demand of any stockholder the vote upon any question before the meeting shall be by ballot.

     Directors shall be elected by a plurality of the votes cast at an election.

     All other action shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by law, by the Certificate of Incorporation or these Bylaws.

     A stockholder entitled to vote at a meeting of stockholders may authorize another person to act for him by written proxy.

     SECTION 7.  Inspectors of Elections.

     The Board of Directors or Chairman of the meeting of stockholders shall appoint one or more inspectors to count and tabulate the votes and to perform such other acts or duties as may be required by the Chairman or required by law. On request of the Chairman of the meeting, or as otherwise required by law, the inspectors shall make and execute a written report to the Chairman of the meeting of any facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote certified by the inspectors.

                                  ARTICLE II
                                   Directors

     SECTION 1.  Number.

     The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than five nor more than 15 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

     SECTION 2.  Terms.

     The Directors shall be divided into such classes and shall have such terms as are set forth in the Certificate of Incorporation.

     SECTION 3.  Newly Created Directorships and Vacancies.

     Newly created Directorships and vacancies in the Board of Directors shall be filled in the manner set forth in the Certificate of Incorporation.

     SECTION 4.  Removal.

     Removal of Directors shall be effected in the manner set forth in the Certificate of Incorporation.

     SECTION 5.  Nominations of Director Candidates.

     (a) Nominations of candidates for election as Directors of the Corporation at any meeting of stockholders called for election of Directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting.

     (b) Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of Directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the Corporation as of the date made. At the request of the Secretary of the Corporation each proposed nominee shall provide the Corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his election as a Director.

     (c) Not less than 90 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, (iv) a statement that the nominee is willing to be nominated, (v) a representation that the stockholder is a holder of record of the capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (vii) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. The presiding officer of the meeting may refuse to acknowledge the nomination by a stockholder of any person not made in compliance with the foregoing procedures.

     (d) In the event that a person is validly designated as a nominee in accordance with paragraph (b) or paragraph (c) hereof and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

     (e) If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the procedures as set forth in these Bylaws, such nomination shall be void.

     No person shall be elected a Director of the Corporation after having attained the age of 70 years.

     SECTION 6.  Place and Manner of Meeting.

     All meetings of the Board of Directors shall be held at the principal office of the Corporation or at any other place within or without the State of Delaware as the Board of

Directors may from time to time fix therefor. Any meeting of the Board of Directors, regular or special, may be held by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

     SECTION 7.  Regular Meetings.

     A regular meeting of the Board of Directors, of which no notice shall be required to be given, shall be held, if a quorum be present, in each and every year immediately after the adjournment of the annual meeting of stockholders for the purpose of electing officers and transacting such other business as might be transacted at any regular meeting of the Board of Directors. Regular meetings of the Board of Directors, of which no notice shall be required to be given, shall be held every month in accordance with a schedule established by the Board of Directors from time to time, except that the scheduled date of any meeting may be changed by the Chairman of the Board or the President, in the discretion of either, provided that notice of such change shall be given to all Directors personally or by mail, telephone or telegraph at least 24 hours prior to such scheduled date upon which such meeting is to be held.

     SECTION 8.  Special Meetings.

     Special meetings of the Board of Directors shall be called by the Secretary at the direction of the Chairman of the Board, the President, or a majority of the Directors. Notice of the time and place of any special meeting of the Board of Directors shall be given by serving the same personally or by telephone or by telegram addressed to each Director at his post office address as the same shall appear on the books of the Corporation at least two hours before such meeting. Each member of the Board of Directors shall, by writing filed with the Secretary, designate his post office address to which notices or meetings of the Board of Directors of the Corporation shall be directed, and in the event of any change therein shall likewise designate his new post office address.

     SECTION 9.  Quorum.

     A majority of the members of the Board of Directors then in office, or of a committee thereof, shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Board of Directors or of the Committee thereof, except for the amendment of the Bylaws which shall require a vote of not less than a majority of the members of the Board of Directors then in office.

     SECTION 10. Action Without a-Meeting.

     Action required or permitted to be taken at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting, if all members of the Board of Directors or of the committee consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or Committee. The consent shall have the same effect as a vote of the Board of Directors or Committee thereof for all purposes.

     SECTION 11. Organization.

     At all meetings of the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, a Senior Vice President or a Vice President or in their absence a member of the Board to be selected by the members present, shall preside as Chairman of the meeting. The Secretary or an Assistant Secretary of the Corporation shall act as secretary of all meetings of the Board, except that in their absence the Chairman of the meeting may designate any other person to act as secretary.

     At meetings of the Board of Directors business shall be transacted in such order as from time to time the Board may determine.

     SECTION 12. Committees of the Board.

     The Board of Directors may designate one or more Committees, including an Executive Committee, each consisting of one or more Directors of the Corporation as members and one or more Directors as alternate members, with such power and authority as prescribed by the Bylaws or as provided in a resolution of the Board of Directors. Each Committee, and each member thereof, shall serve at the pleasure of the Board of Directors.

                                  ARTICLE III
                                   Officers

     SECTION 1.  Officers.

     The officers of the Corporation shall be a President, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and/or a Controller, and such additional officers, if any, as shall be elected by the Board of Directors in accordance with these Bylaws. The Board of Directors, immediately after each annual meeting of stockholders, shall select a President and one or more Senior Vice Presidents and Vice Presidents, and a Secretary, a Treasurer and/or a Controller. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any two or more of the above offices may be held by the same persons except as prohibited by law, but no officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be acknowledged or verified by two or more officers.

     All officers shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

     Any vacancy caused by the death of any officer, his resignation, his removal or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

     In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

     SECTION 2.  President.

     The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general management and control of the affairs and business of the Corporation and shall have general charge, control and supervision over the administration and operations of the Corporation. He shall have all other powers and perform all other duties commonly incident to his office or delegated to him by the Board of Directors or which are or may at any time be authorized or required by law.

     SECTION 3.  Vice Presidents.

     Each Senior Vice President and each of the other Vice Presidents shall have such powers and perform such duties as may be assigned to him by the Board of Directors or be delegated to him by the Board of Directors or the President. In case of death, disability or absence of the President, the powers, duties and functions of the President shall be temporarily performed and exercised by such one of the Senior Vice Presidents or the Vice Presidents as shall be designated by the Board of Directors.

     SECTION 4.  Secretary.

     The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, and also (unless otherwise directed) the minutes of all meetings of Committees. He shall procure and keep in his files copies of the minutes of all meetings of stockholders and Boards of Directors of all corporations which the Corporation controls by ownership of stock or otherwise. He shall attend to the giving and serving of all notices and shall be custodian of the seal of the Corporation. He may sign with the President or a Vice President, in the name of the Corporation, all bonds, contracts and instruments of conveyance authorized by the Board of Directors, and when so ordered by the Board of Directors he shall affix the seal of the Corporation thereto. He shall have charge of all such books and papers as the Board of Directors may direct; all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the Corporation during business hours. He shall publish promptly to stockholders any action in respect to dividends or the allotment of rights for subscription to securities. He shall have charge of the capital stock transfer records, ledgers and unissued and cancelled certificates and shall prepare and certify for use at the annual meeting of stockholders a list, alphabetically arranged, of the stockholders entitled to vote at such meeting. He shall, in general, perform all the duties incident to the office of the Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws, the Board of Directors or the President.

     SECTION 5.  Powers and Duties of the Treasurer.

     The Treasurer shall have custody of all funds of the Corporation. He is authorized and empowered to receive and collect all monies due to the Corporation and to receipt therefor. All monies received by the Treasurer shall be deposited to the credit of the Corporation with such depositories as may be designated by the Board of Directors; he may endorse for deposit therein, or for collection, all checks, drafts, vouchers, notes or other obligations drawn to the order of the Corporation or payable to it. He is authorized to pay, by check or otherwise, vouchers, payrolls, drafts and other accounts payable when approved for payment by the Controller or such person or persons as may be designated by the Board of Directors or the President. He is authorized to make disbursements which have been otherwise ordered or provided for by the Board of Directors, and for dividends on stock when due and payable. He is also authorized to draw checks against any funds to the credit of the Corporation with any of its depositories; but all checks drawn by him except as otherwise provided for by resolution of the Board of Directors shall be countersigned by such person or persons as may be designated by the Board of Directors or the President from time to time to countersign the same. He shall sign, with the President or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange and promissory notes of the Corporation. He shall enter regularly in the books of the Corporation, to be kept by him for that purpose, a full and accurate account of all monies received and paid by him on account of the Corporation; and shall render reports thereof to the Controller at such times and in such form as the latter may prescribe. Whenever required by the Board of Directors he shall render a statement of his cash and security accounts, and shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours. He shall perform all acts incident to the position of the Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws, the Board of Directors or the President.

     SECTION 6.  Additional Officers.

     The Board of Directors may from time to time elect such other officers
(who may but need not be Directors), including but not limited to a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

     The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

                                  ARTICLE IV
                                 Capital Stock

     SECTION 1.  Certificates of Stock.

     The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or any Vice President and also by the Treasurer or the Secretary, and may be sealed with the seal of the Corporation, or a facsimile thereof.

     The signatures of the aforesaid officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. The validity of any stock certificate of the Corporation signed and executed by or in the name of duly qualified officers of the Corporation shall not be affected by the subsequent death, resignation, or the ceasing for any other reason of any such officer to hold such office, whether before or after the date borne by or the actual delivery of such certificates.

     All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's capital stock records.

     Except as hereinafter provided, all certificates surrendered to the Corporation shall be cancelled, and no new certificates shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled except in case of a lost or destroyed certificate.

     The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

     SECTION 2.  Lost Certificate.

     The Corporation may issue a new certificate for shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in form satisfactory to the Corporation sufficient to indemnify the

Corporation, its transfer agents and registrars against any claim that may be made against them on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

     SECTION 3.  Transfer of Shares.

     Shares of the capital stock of the Corporation shall be transferable by the owner thereof in person or by a duly authorized attorney, upon surrender of the certificates therefor properly endorsed. The Board of Directors, at its option, may appoint a transfer agent and registrar, or one or more transfer agents and one or more registrars, or either, for the stock of the Corporation.

     SECTION 4.  Regulations.

     The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     SECTION 5.  Record Date.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6.  Dividends and Stock Repurchases.

     Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have the power to declare and pay dividends upon shares of, and authorize repurchase programs for, stock of the Corporation, but only out of funds available for the payment of dividends or repurchase of shares as provided by law.

     Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

     SECTION 7.  Corporate Seal.

     The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board or the President.

     SECTION 8.  Fiscal Year.

     The fiscal year of the Corporation shall end on September 30 or shall be such other fiscal year as the Board of Directors from time-to time by resolution shall determine.

                                   ARTICLE V
                           Miscellaneous Provisions

     SECTION 1.  Checks, Notes, Etc.

     All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed by at least one
(1) officer of the Corporation, or by a greater number of officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate or as otherwise required by law.

     Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depositary by the Treasurer, or otherwise as the Board of Directors may from time to time, by resolution, determine.

     SECTION 2.  Loans.

     No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the

Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans,, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

     SECTION 3.  Waivers of Notice.

     Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     SECTION 4.  Offices Outside of Delaware.

     Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the President.

                                  ARTICLE VI
                                Indemnification

     SECTION 1.  Indemnification of Directors, Officers and Employees.

     The Corporation shall indemnify to the full extent authorized by law any Director or officer made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Corporation or is or was serving, at the request of the Corporation, as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     The Corporation may, at the discretion of the Board of Directors, indemnify to the full extent authorized by law any employee or agent made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative by reason of the fact that he, his testator or intestate is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     SECTION 2.  Expenses Advanced.

     Expenses incurred with respect to any claim, action or proceeding of the character, actual or threatened, described in Section 1 of this Article VI, may be advanced by the

Corporation prior to the final disposition thereof upon receipt of an undertaking by such person to repay the mount so advanced if and. to the extent it shall ultimately be determined by a court of competent jurisdiction that he was not entitled to indemnification under this Bylaw.

     SECTION 3.  Automatic Conformity to Law.

     The intention of this Bylaw is to provide indemnification with the broadest and most inclusive coverage permitted by law (a) at the time of the act or omission to be indemnified against, or (b) so permitted at the time of carrying out such indemnification, whichever of (a) or (b) may be broader or more inclusive and permitted by law to be applicable. If the indemnification permitted by law at this present time, or at any future time, shall be broader or more inclusive than the provisions of this Bylaw, then indemnification shall nevertheless extend to the broadest and most inclusive permitted by law at any time and this Bylaw shall be deemed to have been amended accordingly. If any provision or portion of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected.

                                  ARTICLE VII
                                  Amendments

     The stockholders or the Board of Directors of the Corporation may amend or repeal the Bylaws or adopt new Bylaws. Except as otherwise required by law, the Certificate of

Incorporation or these Bylaws, the vote of a majority of the shares present or represented by proxy and entitled to vote at any annual or special meeting shall be required to amend or repeal the Bylaws or to adopt new Bylaws. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, such action by the Board of Directors requires an affirmative vote of not less than a majority of the members of the Board of Directors then in office.